EXHIBIT 24

                               POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of Aeroquip-Vickers, Inc., an Ohio corporation (the "Company"), hereby constitutes and appoints Darryl F. Allen, James E. Kline and William R. Ammann, and each of them, as true and lawful attorney or attorneys-in-fact for the undersigned, with full power of substitution and revocation, for him and in his name, place and stead, to sign on his behalf as a director of the Company a Registration Statement or Registration Statements on Form S-8 pursuant to the Securities Act of 1933 concerning certain Common Shares of the Company to be offered in connection with the Aeroquip-Vickers, Inc. 1998 Stock Incentive Plan, and all amendments or post-effective amendments to such Registration Statement(s), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory authority, granting unto said attorney or attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

      IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 22nd day of January, 1998.



/S/ PURDY CRAWFORD                        /S/ PAUL A. ORMOND
Purdy Crawford                            Paul A. Ormond
Director                                  Director


/S/ JOSEPH C. FARRELL                     /S/ JOHN P. REILLY
Joseph C. Farrell                         John P. Reilly
Director                                  Director


/S/ DAVID R. GOODE                        /S/ WILLIAM R. TIMKEN, JR.
David R. Goode                            William R. Timken, Jr.
Director                                  Director


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